Exhibit 99.1


                 TransNet Wins $1,850,000 in IT and VoIP Awards
                  from New Jersey Regional High School District



/FOR IMMEDIATE RELEASE/                                  Contact: Steven J. Wilk
                                                                  (908) 253-0500

BRANCHBURG, NEW JERSEY - June 17, 2008 - TransNet Corporation (OTCBB: TRNT), a leading Unified Communications and IT sales and service provider, announced today that it has been selected by a large New Jersey regional high school district for network upgrades and telephony . The $1.85 million contract includes design services and implementation of data network upgrades and advanced voice over IP technologies. Deployment of the contract will occur over the next two quarters.

Steven J. Wilk, President said "TransNet is proud of this project which combines significant upgrades while addressing concerns of educators, parents and to the business community: lowered operating expenses, broader availability of technology-driven services, and greater security for both the network and people.

"The new telephony solution will employ the latest Voice-over-IP ("VoIP") technology from Cisco Systems, Inc. This solution provides technological advancement in a sophisticated new system that costs less to operate than the one it replaces. The return on investment realized through immediate savings in operating costs was well received by district officials.

 "Voice mail will now be available for all teaching staff, facilitating interaction among staff and parents. Automated outbound dialing will provide notification to the community about such matters as snow days, event cancellations, or the steps being taken to protect their students in any emergency. The current system for outbound dialing incurs costs with each usage. The new system is part of the overall VoIP solution and can be used without surcharge.

"Upgrading the Local Area Network ("LAN") is another important component of the project because it enables the delivery of the other elements in these initiatives. The new LAN design allows for system management from a central location, providing ease of management and maintenance, and higher availability of the system (less "down time"). This is increasingly important as all enterprises place more and more critical operations onto their networks and the new systems improve responsiveness to threats, simple breakdowns, and maintenance.

"With respect to data security, the project includes security to meet the challenges faced both by educators and government agencies to provide the broadest access and openness while enabling the highest levels of security for sensitive and confidential information. Our solution addresses this issue and facilitates "Anytime-Anywhere Computing" while complying with relevant regulatory mandates.

"Looking to the security of students and staff, this project will allow for monitoring and controlling access to all the ingress/egress points and creation of secure records at all of these points so that no one enters without detection. The system can be expanded to greater levels of security as warranted. The project encompasses expansion to video surveillance next year, to integrate access control and video surveillance elements and allow for messaging and notification systems.

"Finally, the Wide Area Network ("WAN") is being upgraded to facilitate the district's laptop initiative and to allow laptop users to operate from anywhere on the network without loss of access. This universal, enterprise-wide access brings down barriers to learning and raises the "real world" experience for students. The WAN upgrade will be implemented in two phases.

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"Lowered operating costs, enhanced security, and the extension of administrative, educational and community services are combined in this technology project. Extensive planning, with key economic and educational goals at the forefront, is the hallmark of this type of project. TransNet is proud to have been selected for, and entrusted to deliver, this forward-looking and highly impactful project."


ABOUT TRANSNET
TransNet Corporation is a leading Unified Communications and IT sales and support provider for corporate, educational, and governmental clients. TransNet provides sophisticated solutions, including system design and integration, help-desk support services and end-user training. Its clients include Fortune 100 organizations, primarily in the pharmaceutical, oil and gas, finance and communications industries, as well as educational and governmental institutions. TransNet serves it clients from its Branchburg, New Jersey headquarters, and its offices in Eastern Pennsylvania.

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